LOCK-UP AGREEMENT
                               -----------------

     LOCK-UP AGREEMENT (the "Agreement" or "Lock-Up Agreement") dated September 30, 1996 by and between _______________ , an officer of ProtoSource Corporation with a place of business at 2580 West Shaw Road, Fresno California 93711 ("Holder"), and Andrew, Alexander, Wise & Co. with a place of business at 17 State Street, New York, NY 10004 ("AAWC").

                              W I T N E S S E T H:

     WHEREAS, Holder is the holder of______ shares of the restricted Common Stock (the "Shares") of ProtoSource Corporation ( the "Company");

     WHEREAS, AAWC is the holder warrants to purchase up to 2,200,000 Shares;

     WHEREAS, Holder, AAWC and the Kriegsman Group have agreed not to sell, transfer or otherwise dispose of the Shares except during the time periods set forth in accordance with the terms of this Agreement;

     NOW, THEREFORE, in consideration of the foregoing and the terms, conditions and mutual covenants appearing in this Agreement and the Release, the parties hereto hereby agree as follows:

     Section 1.

     (A) Holder hereby agrees that it will not offer, sell, transfer or otherwise dispose of the Shares without the prior written consent of AAWC for a period of three (3) years following the date hereof (the "Term").

     (B) Holder hereby agrees that for a period of two (2) years following the Term of this three (3) year Lock-Up Agreement, any and all sales or other disposition of the Shares subject to this Lock-Up Agreement will be effectuated by or at the direction of AAWC as the selling broker unless another broker is designated in writing by AAWC.

     (C) Holder acknowledges that its breach or impending violation of any of the provisions of this Agreement may cause irreparable damage to AAWC for which remedies at law would be inadequate. Holder further acknowledge that the provisions set forth herein are essential terms and conditions of the Release. Holder therefore agrees that AAWC shall be entitled to a decree or order by any court of competent jurisdiction enjoining such impending or actual violation of any of such provisions. Such decree or order, to the extent appropriate, shall specifically enforce the full performance of any such provision by Holder, and Holder and AAWC hereby consent to the jurisdiction of any such court of competent jurisdiction, state or federal, sitting in the State of New York, and authorizes the entry on its behalf of any required appearance for such purpose. This remedy shall be in addition to all other remedies available to AAWC at law or equity. If any portion of this Section 1 is adjudicated to be invalid or unenforceable, this Section 1 shall be deemed amended to delete therefrom the portion so adjudicated, such deletion to apply only with respect to the operation of this Section 1 in the jurisdiction in which such adjudication is made.

     Section 2. Subject to Section 5 hereunder, this Agreement shall inure to the benefit of and be binding upon AAWC and Holder, their successors and assigns.

     Section 3. Should any part of this Agreement, for any reason whatsoever, be declared invalid, illegal, or incapable of being enforced in whole or in part, such decision shall not affect the validity of any remaining portion, which remaining portion shall remain in full force and effect as if this Agreement had been executed with the invalid portion thereof eliminated, and it is hereby declared the intention of the parties hereto that they would have executed the remaining portion of this Agreement without including therein any portion which may for any reason be declared invalid.

     Section 4. This Agreement shall be construed and enforced in accordance with the laws of the State of New York applicable to agreements made and to be performed in such State without application of the principles of conflicts of laws of such States.

     Section 5. This Agreement and all rights hereunder are personal to the parties and shall not be assignable and any purported assignment in violation thereof shall be null and void.

     Section 6. Any notice, statement, report, request or demand required or permitted to be given by this Agreement shall be in writing, and shall be sufficient if delivered in person or if addressed and sent by certified mail, return receipt requested, postage prepaid; or by overnight courier services or by facsimile transmission, followed promptly by first class mail, to the parties at the addresses set forth above, or at such other place that either party may designate by notice in the foregoing manner to the other. Any such notice shall be deemed given five (5) days after being mailed by certified mail, three (3) days after being sent by facsimile transmission followed by being mailed by first class mail, one (1) day after being sent by overnight courier service with morning delivery and immediately when personally delivered.

     Section 7. The failure of either party to insist upon the strict performance of any of the terms, conditions and provisions of this Agreement shall not be construed as a waiver or relinquishment of future compliance

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


therewith, and said terms, conditions and provisions shall remain in full force and effect. No waiver of any term or any condition of this Agreement on the part of either party shall be effective for any purpose whatsoever unless such waiver is in writing and signed by such party.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.

                                         ANDREW, ALEXANDER, WISE & CO.

                                         By:
                                            -----------------------------------
                                             Andreas Zigouras


                                         By:
                                            -----------------------------------


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